THIRD AMENDMENT TO THE
GLOBAL WATER RESOURCES, INC.
DEFERRED PHANTOM STOCK UNIT PLAN
Global Water Resources, Inc., a Delaware corporation (the “Corporation”), previously established the Global Water Resources, Inc. Deferred Phantom Stock Unit Plan dated as of January 1, 2011 (the “Plan”). The Plan has been amended on two prior occasions. By adoption of this Third Amendment, the Corporation now desires to further amend the Plan as set forth below.
1.This Third Amendment shall be effective as of the date on which it is executed.
2.Section 1.1 (Definitions) is hereby amended by the deleting the definition of “Non-U.S. Taxpayer Director” in subsection (v).
3.Section 3.4 (Redemption) is hereby amended by deleting subsections (b) and (c) thereof.
4.The Flush language in Section 5.1 (Amendment of Plan) shall be amended and restated as follows:
shall only be effective upon such amendment, modification or change being approved by the Board, and, if required, by shareholders of the Corporation if required by NASDAQ or any other regulatory authorities having jurisdiction over the Corporation and provided any such amendment shall be effective only if this Plan will continue to meet the requirements of paragraph 6801(d) of the regulations to the Income Tax Act (Canada) or any successor to such provision.
5.Section 5.9 (Section 409A Compliance) is hereby amended by deleting the first sentence thereof.
6.This Third Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Third Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Third Amendment to be executed as of this 30th day of November, 2017.
Global Water Resources, Inc.
/s/ Ron L. Fleming
By: Ron L. Fleming
Its: CEO and President